Exhibit 99.2

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/MBCN1
or scan the QR code – login details are
located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within
the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2026 Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals

The Board of Directors recommends a vote FOR Proposal 1			The Board of Directors recommends a vote FOR Proposal 2

For	Against	Abstain		For	Against	Abstain

1.  A proposal to adopt the Agreement and Plan of Merger, dated as of October 22, 2025 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and between Farmers National Banc Corp. (“Farmers”) and Middlefield providing for the merger of Middlefield with and into Farmers, with Farmers as the surviving entity (the “Merger”), as more fully described in the joint proxy statement/ prospectus.

2. A proposal to approve, on an advisory (non-binding) basis, the merger-related consideration to be received by the named executive officers of Middlefield in connection with the Merger.

The Board of Directors recommends a vote FOR Proposal 3

For	Against	Abstain

3.  A proposal to approve the adjournment of the Middlefield special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Middlefield special meeting to adopt the Merger Agreement.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Special Meeting and the joint proxy statement/prospectus.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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2026 Special Meeting of Middlefield Banc Corp. Shareholders

The 2026 Special Meeting of Shareholders of Middlefield Banc Corp. will be held on

Tuesday, February 10, 2026 at 10:00 am ET, virtually via the Internet at meetnow.global/MPNJ26H.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The material is available at: www.edocumentview.com/MBCN1

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Middlefield Banc Corp.

Notice of 2026 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – February 10, 2026

Courtney M. Erminio and Michael C. Ranttila, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Middlefield Banc Corp. to be held on February 10, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR approval of Proposal 1, FOR approval of Proposal 2, and FOR approval of Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2026 Special Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommends a vote FOR Proposal 1 The Board of Directors recommends a vote FOR Proposal 2 1. A proposal to adopt the Agreement and Plan of Merger, dated as of October 22, 2025 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and between Farmers National Banc Corp. (“Farmers”) and Middlefield providing for the merger of Middlefield with and into Farmers, with Farmers as the surviving entity (the “Merger”), as more fully described in the joint proxy statement/ prospectus. For Against Abstain 2. A proposal to approve, on an advisory (non-binding) basis, the merger-related consideration to be received by the named executive officers of Middlefield in connection with the Merger. For Against Abstain The Board of Directors recommends a vote FOR Proposal 3 3. A proposal to approve the adjournment of the Middlefield special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Middlefield special meeting to adopt the Merger Agreement. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Special Meeting and the joint proxy statement/prospectus. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. 1 UPX 047UUE

TIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Middlefield Banc Corp. Notice of 2026 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting – February 10, 2026 Courtney M. Erminio and Michael C. Ranttila, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Middlefield Banc Corp. to be held on February 10, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR approval of Proposal 1, FOR approval of Proposal 2, and FOR approval of Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)